                                                                  EXHIBIT 4(i).6

                           CERTIFICATE OF AMENDMENT
                                      OF
                         CERTIFICATE OF INCORPORATION
                                      OF
                           AMERAC ENERGY CORPORATION

                    Pursuant to Section 242 of the Delaware
                            General Corporation Law

          Amerac Energy Corporation, a Delaware corporation (the "Corporation"), hereby certifies as follows:

          FIRST:  The name of the Corporation is Amerac Energy Corporation.

          SECOND: The Certificate of Incorporation of the Corporation is hereby amended to effect a one-for fifteen reverse split of the Common Stock by adding a new paragraph after the first paragraph of Article FOURTH to read as follows:

          "Simultaneously with the effective date of this amendment (the "Effective Date"), each share of the Common Stock issued and outstanding immediately prior to the Effective Date and each such share held in the Corporation's treasury (the "Old Common Stock") shall automatically and without any action on the part of the holder thereof be reclassified as and changed into one-fifteenth (1/15) of a share of the Common Stock, par value $.05 per share (the "Common Stock"), subject to the treatment of fractional share interests as described below. Each holder of a certificate or certificates which immediately prior to the Effective Date represented outstanding shares of the Old Common Stock (the "Old Common Certificates," whether one or more) shall be entitled to receive, upon surrender of the Old Common Certificates to the Corporation's Exchange Agent for cancellation, a certificate or certificates representing the number of whole shares of the Common Stock (the "Common Certificates") into which and for which the shares of the Old Common Stock, formerly represented by the Old Common Certificates so surrendered, are reclassified under the terms hereof. From and after the Effective Date, the Old Common Certificates shall represent only the right to receive the Common Certificates (and, where applicable, cash in lieu of fractional shares, as provided below) pursuant to the provisions hereof. No certificate or scrip representing fractional share interests in the Common Stock will be issued, and no such fractional share interest will entitle the holder thereof to vote or to any rights of a stockholder of the Corporation. Fractional shares otherwise issuable will be aggregated and purchased by the Corporation at the closing asked price on November 20, 1996, for the first $15,000 of fractional shares determined by the Exchange Agent based upon Old Common Certificates it has received and the remaining fractional shares, if any, will be sold, by an agent, selected by the Corporation, and the cash proceeds from such sales will be distributed (on a weighted average basis) to such holders together with their Common Certificates following their surrender of their Old Common Certificates. If more than one Old Common Certificate shall be surrendered at one time for the account of the same stockholder, the number of full shares of Common Stock for which Common Certificates shall be issued shall be computed on the basis of the aggregate number of shares represented by the Old Common Certificates so surrendered.

          In the event that the Corporation's Exchange Agent determines that a holder of Old Common Certificates has not tendered all of his or her certificates for exchange, the Exchange Agent shall carry forward any fractional share until all certificates of such holder have been presented for exchange so that payment for fractional shares to such holder shall not exceed the value of one (1) whole share of the Common Stock as a result of the rounding up of fractional shares. If any Common Certificate is to be issued in a name other than that in which the Old Common Certificates surrendered for exchange are issued, the Old Common Certificates so surrendered shall be properly endorsed and otherwise be in proper form for transfer, and the person or persons requesting such exchange shall affix any requisite stock transfer tax stamps to the Old Common Certificates surrendered, or provide funds for their purchase, or establish to the satisfaction of the Exchange Agent that such taxes are not payable."

          THIRD: Article FOURTH of the Certificate of Incorporation, as amended to date, shall be amended as follows:

          The first paragraph of Article FOURTH shall be amended to read in its entirety as follows:

               FOURTH. The aggregate number of shares of stock which the corporation shall have the authority to issue is 30,000,000 shares, of which 10,000,000 shares shall be Preferred Stock, par value $1.00 per share, and 20,000,000 shares shall be Common Stock, par value $0.05 per share.

          FOURTH: This Certificate of Amendment of Certificate of Incorporation shall be effective as of November 20, 1996.

          FIFTH: This Certificate of Amendment of Certificate of Incorporation was duly adopted by the requisite vote of the Board of Directors and by the vote of the holders of a majority of the outstanding shares of the Corporation entitled to vote thereon in accordance with Section 242 of the Delaware General Corporation Law.

          IN WITNESS WHEREOF, Amerac Energy Corporation has caused this Certificate of Amendment of Certificate of Incorporation to be executed by its President and attested by its Secretary this 20th day of November, 1996.

                                        AMERAC ENERGY CORPORATION

                                        By:
                                           -------------------------------------
                                                Jeffrey B. Robinson
                                                President

ATTEST:

-----------------------------------
      Jeffrey L. Stevens
      Secretary

                                                                       EXHIBIT A

                               FORM OF AMENDMENT
                        TO CERTIFICATE OF INCORPORATION

     Upon approval of the proposed one-for-fifteen reverse stock split of the Company's Common Stock, par value $0.05 per share, Article FOURTH of the Certificate of Incorporation, as amended to date, shall be amended as follows:

        The first paragraph of Article FOURTH shall be amended to read in its entirety as follows:

            FOURTH. The aggregate number of shares of stock which the corporation shall have the authority to issue is 30,000,000 shares, of which 10,000,000 shares shall be Preferred Stock, par value $1.00 per share, and 20,000,000 shares shall be Common Stock, par value $0.05 per share.

     At the effective time of this amendment each share of Common Stock, par value $0.05 per share, authorized immediately prior to this amendment shall be reclassified into one-fifteenth of one fully paid and non-assessable share of Common Stock, par value $0.05 per share, so that every fifteen shares of Common Stock, par value $0.05 per share, authorized immediately prior to this amendment shall be combined together to form one full share of Common Stock, par value $0.05 per share. No scrip or certificates for fractional shares of Common Stock will be issued by reason of this amendment.

--------------------------------------------------------------------------------




                             EXPLOITATION AGREEMENT


                                    BETWEEN


                           AMERAC ENERGY CORPORATION


                                      AND

                         THE PARTIES IDENTIFIED HEREIN
                              AS "NON-OPERATORS"



                                January 1, 1997




--------------------------------------------------------------------------------

                               TABLE OF CONTENTS
                               -----------------

ARTICLE I        DEFINITIONS AND INTERPRETATION..........................  1
   1.1        Defined Terms..............................................  1
   1.2        References.................................................  6
   1.3        Articles and Sections......................................  6
   1.4        Number and Gender..........................................  6

ARTICLE II.      AGREEMENT TO PARTICIPATE;
                 CASH CONSIDERATION; WARRANTS............................  6
   2.1        Agreement to Participate...................................  6
   2.2        Term.......................................................  7
   2.3        Cash Consideration.........................................  7
   2.4        Warrants...................................................  7
   2.5        Limitation on Obligations of Amerac........................  7
   2.6        Relationship of Parties....................................  8

ARTICLE III.     OPERATING AGREEMENT.....................................  9
   3.1        Scope; Conflicts...........................................  9
   3.2        Third Party Agreements.....................................  9
   3.3        Additional Documentation................................... 10

ARTICLE IV.      PHASE I PROSPECTS....................................... 10
   4.1        Participation of Non-Operators and Funding Commitment...... 10
   4.2        Identification and Acquisition of Fourth Phase I Prospect.. 11
   4.3        Drilling of Initial Exploitation Well...................... 12
   4.4        Substitute Initial Exploitation Well....................... 12
   4.5        Additional Operations Prior to Completion.................. 13

ARTICLE V.       PHASE II PROSPECTS, PHASE III
                 PROSPECTS, PHASE IV PROSPECTS........................... 14
   5.1        Identification and Acquisition of Phase II
              Prospects, Phase III Prospects, and Phase IV Prospects..... 14
   5.2        Proposals for Initial Exploitation Well.................... 17
   5.3        Abandonment or Completion of Initial Exploitation Well..... 20
   5.4        Substitute Initial Exploitation Well....................... 22
   5.5        Additional Operations Prior to Completion.................. 23
   5.6        Consequences of Participation and Non-Participation........ 23

ARTICLE VI.      OWNERSHIP OF ACQUIRED PROPERTY INTERESTS................ 24
   6.1        Assignments................................................ 24
   6.2        Reversionary Interest...................................... 25

ARTICLE VII.     ADDITIONAL REPRESENTATIONS AND COVENANTS................ 25
   7.1        Evaluation Work............................................ 25
   7.2        General Overhead Cost Reimbursement........................ 26
   7.3        Invoicing and Payment of Estimated Costs................... 27

   7.4        Allocation of Taxes........................................ 28
   7.5        Further Assurances......................................... 28
   7.6        Confidentiality............................................ 28
   7.7        Non-Competition............................................ 29
   7.8        Withdrawal................................................. 29
   7.9        Right of First Offer....................................... 30
   7.10       Representations of Non-Operators........................... 31
   7.11       TEXAS DECEPTIVE TRADE PRACTICES ACT........................ 32

ARTICLE VIII.    TERMINATION............................................. 32
   8.1        Events of Termination...................................... 32
   8.2        Effect of Bankruptcy....................................... 33
   8.3        Mechanics of Termination................................... 33
   8.4        Effect of Termination...................................... 34

ARTICLE IX.      TAXATION................................................ 34

ARTICLE X.       MISCELLANEOUS........................................... 35
   10.1       Exhibits................................................... 35
   10.2       Successors and Assigns..................................... 35
   10.3       Notices.................................................... 35
   10.4       ENTIRE AGREEMENT; CONFLICTS................................ 36
   10.5       No Third Party Beneficiaries............................... 36
   10.6       Amendment.................................................. 37
   10.7       Waiver; Rights Cumulative.................................. 37
   10.8       GOVERNING LAW; JURISDICTION, VENUE......................... 37
   10.9       Severability............................................... 37
   10.10      Counterparts............................................... 37

EXHIBIT I Schedule of Initial Participant Interests; Non-Operator Cash Consideration; Maximum Individual Funding Commitment; Maximum Individual Warrants

EXHIBIT II    Description of North Blackwell Area, Nolan County, Texas

EXHIBIT III-A Descriptions of Hickman Prospect, Suggs Field, Nolan
              County, Texas, Rawlings Prospect, Coke County, Texas, and Mesquite Prospect, Nolan County, Texas

EXHIBIT III-B Acreage Covered by Three Dimensional Seismic Survey
              Acquired from Enserch Exploration Company

EXHIBIT IV    Form of Partial Assignment of Oil and Gas Leases

EXHIBIT V     Form of Operating Agreement

EXHIBIT VI    Warrant Agreement

EXHIBIT VII   Registration Rights Agreement

EXHIBIT VIII  Accredited Investor Certificate

EXHIBIT IX    Assignment and Bill of Sale - Section 7.9

                                     -iii-